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                                                                    EXHIBIT 21.1


                        SUBSIDIARIES
                            OF
                       SHOPSMITH, INC.


Name of Subsidiary
and Name Under Which
Subsidiary Does State of                     State of
Business                                   Incorporation
------------------------                   -------------

1.  Shopsmith Woodworking
    Promotions, Inc.                            Ohio

2.  Jefferson City Tool
    Company                                     Ohio

3.  Shopsmith Woodworking Centers
    Ltd. Co.                                    Ohio